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                                                                     Exhibit 4.3


                                                               GRANT NUMBER: 544

                             C.P. CLARE CORPORATION

                   C.P. CLARE NON-QUALIFIED STOCK OPTION PLAN
                             GRANTED TO DENNIS COCCO


No. of Shares: 184,830                                              July 6, 1998


CP Clare Corporation (the "Company") hereby grants to Dennis Cocco (the "Optionee") an Option to purchase on or prior to July 6, 2008 (the "Expiration Date") all or any part of 184,830 shares (the "Option Shares") of common stock of the Company, par value $0.01 per share ("Common Stock"), at a price of $9.0625 per share, the fair market value on the date of grant, and subject to the terms and conditions set forth hereinafter. This Option is intended to be a Non-Qualified Stock Option and shall not be treated as an "incentive stock option" within the meaning of Section 422(b) of the Internal Revenue Code. This Option is not granted pursuant to the Company's 1995 Stock Option and Incentive Plan (the "Plan"), but capitalized terms not otherwise defined herein shall have the meanings assigned to them by Section 1 of the Plan.

1. VESTING SCHEDULE. Subject to Section 4 and Section 8 hereof, and subject to the determination of the Committee to accelerate the vesting schedule hereunder due to other circumstances, the Option shall become vested and exercisable with respect to the following numbers of Option Shares at the expiration of each of the following periods from the date of the Option:



--------------------------------------------------------------------------------
       Number of Option Shares            Period from the date of the Option
     for which Option Exercisable         after which it becomes Exercisable
--------------------------------------------------------------------------------

                36,966                                July 6, 1999
--------------------------------------------------------------------------------
                36,966                                July 6, 2000
--------------------------------------------------------------------------------
                36,966                                July 6, 2001
--------------------------------------------------------------------------------
                36,966                                July 6, 2002
--------------------------------------------------------------------------------
                36,966                                July 6, 2003
--------------------------------------------------------------------------------

In any event the Option shall become fully vested and exercisable with respect to all of the Option Shares five years after the date hereof. Once vested, the Option shall continue to be exercisable to purchase Option Shares at any time or times prior to the Expiration Date.

2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date, the Optionee may give written notice to the Company of his election to purchase some or all of the vested



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     Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

     Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months; or
     (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Stock to be purchased pursuant to the exercise of Options hereunder and any subsequent resale of the shares of Common Stock will be in compliance with applicable laws and regulations.

3. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

4. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or a Subsidiary is terminated, the extent to which and the period within which the Option may be exercised shall be as set forth below:

     (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, the Option shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

     (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability, the Option shall become fully exercisable and may thereafter be exercised for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12 month period provided in this Section 4(b) shall extend such period for six months from the date of death or until the Expiration Date, if earlier.

     (c) TERMINATION DUE TO RETIREMENT. If the Optionee's employment terminates by reason of Retirement, the Option may thereafter be exercised to the extent it was exercisable on the date of termination for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee




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          during the 12-month period provided in this Section 4(c) shall extend such period for six months from the date of death or until the Expiration Date, if earlier.

     (d) TERMINATION FOR GOOD CAUSE. If the Optionee's employment terminates for Good Cause, as defined in the Employment Agreement between Optionee and the Company dated July 6, 1998, the Option shall immediately terminate and be of no further force and effect.

     (e) OTHER TERMINATION. If the Optionee's employment is terminated by the Company for any reason other than death, Disability, Retirement or Good Cause, the Option shall continue to vest on the schedule set forth in Section 1 hereof, and thereafter may be exercisable until the Expiration Date.

     (f) RESIGNATION. If the Optionee's employment terminates due to his resignation from the Company, the Option may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of three months from the date of such termination or until the Expiration Date, if earlier.

5. NO SPECIAL EMPLOYMENT RIGHTS. This Option will not confer upon the Optionee any right with respect to continued employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

6. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares of Common Stock are duly issued and delivered to the Optionee. Adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued only to the extent such adjustment would be made under the Plan for an option issued pursuant to the Plan.

7. TAX WITHHOLDING. No later than the date as of which part or all of the value of any shares of Common Stock received under the Option first becomes includible in the Optionee's gross income for Federal tax purposes, the Optionee shall make arrangements with the Company regarding the payment of any federal, state or local taxes required to be withheld with respect to such income.

8. ACCELERATION. Upon a Change in Control, the Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

9. RECAPITALIZATIONS; MERGERS. In the event of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company,



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     or additional shares or new or different shares or other securities of the
     Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Option shall be treated as if it had been issued pursuant to the Plan.

10.  MISCELLANEOUS.

     (a) NOTICES. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 78 Cherry Hill Drive, Beverly, MA 01915-1048 and shall be mailed or delivered to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

     (b) ENTIRE AGREEMENT; MODIFICATION. This Option constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Option. This Option may be modified, amended or rescinded only by a written agreement executed by both parties; PROVIDED, HOWEVER, that the Committee may, at any time, amend or cancel the Option (or provide a substitute Award at the same or reduced exercise or purchase price or with no exercise or purchase price) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect Optionee's rights under the Option without the Optionee's consent.

     (c) SEVERABILITY. The invalidity, illegality or unenforceability of any provision of this Option shall in no way affect the validity, legality or enforceability of any other provision.

     (d) SUCCESSORS AND ASSIGNS. This Option shall be binding upon the inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 3 hereof.

     (e) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflict of laws provisions thereof.



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     (f)  EFFECTIVE DATE. This Agreement shall be effective as of the date of execution thereof by the Company and the Optionee. This Agreement was adopted by the Compensation Committee of the Board of Directors of the Corporation on June 17th, 1998 and is intended to be an approved plan in accordance with Rule 16b-3 (d) (1) promulgated pursuant to the Securities Exchange Act of 1934, as amended.


                                     CP CLARE CORPORATION



                                     By: ______________________________________

                                     Title: ___________________________________


Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

Date:     , 1998                     Optionee: ________________________________
                                               Dennis Cocco

                                               Address: 4 Little Pond,
                                                        Laguna Niguel, CA 92677


                                               Social Security Number:_________










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